CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2/A of Neutron Enterprises, Inc. of our report dated January 25, 2001, on our audit of the financial statements of Neutron Enterprises, Inc., as of December 31, 2000, and for the period then ended.

BATEMAN & CO., INC., P.C.

Houston, Texas

November 21, 2001